EXHIBIT 23.1

Consent of Sadler, Gibb & Associates, LLC, independent registered public accounting firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Profire Energy, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-190049 and 333-200565) and the Post-Effective Amendment on Form S-3 No. 333-193086 of Profire Energy, Inc. of our report dated June 13, 2016 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
June 13, 2016